Securities and Exchange Commission
                             Washington, D.C. 20549

                      ------------------------------------



                                   FORM 8-K/A

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) July 9, 1998


                          QUIKBIZ INTERNET GROUP, INC.
             (Exact name of registrant as specified in its charter)



          Nevada                       0-25276                  88-0320364
(State or other jurisdiction   (Commission File No.)          (IRS Employer
     of incorporation)                                      Identification No.)


         6801 Powerline Road
         Ft. Lauderdale, Florida                                   33309
(Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (954) 970-3553

Item 2. Acquisition or Disposition of Assets

     On July 9, 1998, the acquisition by the Registrant of QuikBIZ Media Centers, Inc. (formerly QuikLAB Multimedia Centers, Inc.) ("QuikBIZ Media"), a Florida corporation, was completed. QuikBIZ Media is in the business of providing Internet and multimedia services, has been in business since 1991 and is located in Ft. Lauderdale, Florida. QuikBIZ Media provides services in the development of Internet and intranet sites, CD-ROM based programs, video and audio production, interactive kiosks, video and audio encoding, animation, video/audio/CD duplication, and media package design.

     David Bawarsky, the registrant's President, CEO, CFO, director and a principal shareholder, was the owner of QuikBIZ Media. All of the outstanding stock of QuikBIZ Media was acquired by the registrant in consideration for the issuance to Mr. Bawarsky of options to acquire 200,000 shares of common stock of the registrant at a price of $.002 per share. The options are exercisable for two years. In addition, if QuikBIZ Media doubles its net revenue within three years, the registrant will issue to Mr. Bawarsky options to acquire an additional 2,800,000 shares of common stock of the registrant exercisable at $.002 per share. The options will be exercisable for a period of three years from the date of issue.

     A five-year employment agreement between David Bawarsky and QuikBIZ Media, dated June 16, 1998, provides that Mr. Bawarsky is to receive a salary of $175,000 per year which is to be increased by 20% per year commencing on January 1, 1999; an annual non-accountable expense account of $25,000, in addition to reimbursement of necessary, customary and usual expenses incurred on behalf of QuikBIZ Media; a performance incentive bonus, based upon net profits; and two motor vehicles or, at Mr. Bawarsky's option the financial equivalent. QuikBIZ Media is to pay for the insurance and all maintenance on the motor vehicles. As part of the acquisition agreement, the registrant approved and guaranteed the employment agreement, and agreed to give Mr. Bawarsky the option to take up to $50,000 of his gross annual compensation in the form of common stock of the registrant, on a pro rata quarterly basis. Any shares so issued will be valued at the bid price of the registrant's common stock at the end of the quarter.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements of Businesses Acquired.

               See Financial Statements of QuikBIZ Multimedia Centers, Inc., f/k/a Video QuikLAB of South Florida, Inc., as of December 31, 1997, 1996 and 1995 and for the years ended December 31, 1997, 1996 and 1995.

          (b)  Pro Forma Financial Information.

               See Unaudited Pro Forma Combined Financial Information of QuikBIZ Internet Group, Inc. as of and for the six months ended June 30, 1998 and for the year ended December 31, 1997.

          (c)  Exhibits.


          2.3 Acquisition Agreement between QuikBIZ Internet Group, Inc. and QuikBIZ Media Centers, Inc. (f/k/a QuikBIZ Multimedia Centers, Inc.) dated June 25, 1998 (previously filed).

          10.5 Employment Agreement between QuikBIZ Media Centers, Inc. (f/k/a QuikBIZ Multimedia Centers, Inc.) and David Bawarsky, dated June 16, 1998.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            QUICKBIZ INTERNET GROUP, INC.



                                                  /s/ David B. Bawarsky
                                            -----------------------------
                                            Name:  David B. Bawarsky
                                            Title: Chief Executive Officer
                                                   and President

Date: March 20, 2000

                          INDEX TO FINANCIAL STATEMENTS

Financial Statements of QuikBIZ Media Centers, Inc.
Report of Gerson, Preston & Company, P.A.....................................................................F-2
Balance Sheet, December 31, 1997.............................................................................F-3
Statement of Operations and Retained Earnings, Year Ended December 31, 1997..................................F-4
Statement of Cash Flows, Year Ended December 31, 1997........................................................F-5
Notes to Financial Statements ...............................................................................F-6
Report of M.A. Cabrera & Company, P.A........................................................................F-9
Balance Sheets, December 31, 1996 and 1995..................................................................F-10
Statements of Operations and Retained Earnings
         For the Years Ended December 31, 1996 and 1995.....................................................F-11
Statements of Cash Flows For the Years Ended December 31, 1996 and 1995.....................................F-12
Notes to Financial Statements...............................................................................F-13

Pro Forma Combined Financial Information of
QuikBIZ Internet Group, Inc.

Introduction to Pro Forma Combined Financial Information....................................................F-19
QuikBIZ Internet Group, Inc. and Subsidiaries Pro Forma Balance Sheet
         as of June 30, 1998................................................................................F-20
Pro Forma Condensed Combined Statements of Operations
         for the Year Ended December 31, 1997...............................................................F-21
Pro Forma Condensed Combined Statements of Operations
         for the Six Months Ended June 30, 1998.............................................................F-22
Notes to Pro Forma Condensed Combined Financial Information.................................................F-23


                        Gerston, Preston & Company, P.A.
                          Certified Public Accountants





To the Board of Directors and Officer
QuikLAB Multimedia Centers, Inc.
Fort Lauderdale, Florida

                          INDEPENDENT AUDITORS' REPORT

We have audited the balance sheet of QuikLAB Multimedia Centers, Inc. (A Florida Sub-Chapter S corporation) as of December 31, 1997 and the related statements of operations, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QuikLAB Multimedia Centers, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

February 15, 1999
Miami Beach, Florida
                                           /s/ Gerston Preston & Company, P.A.
                                          -----------------------------------
                                          Gerston Preston & Company, P.A.
                                          CERTIFIED PUBLIC ACCOUNTANTS

                        QuikLAB Multimedia Centers, Inc.

                                  BALANCE SHEET

                              At December 31, 1997

                                     ASSETS

Current assets:
    Cash                                                             $ 59,882
    Accounts receivable, all deemed collectible                       125,272
    Inventories, stated at lower of cost or market                     28,771
                                                                     --------
       Total current assets                                           213,925

Depreciable property
    Equipment                                                         299,819
    Leasehold improvements                                             50,906
    Furniture and fixtures                                             19,244
                                                                    ---------
                                                                      369,969
    Less accumulated depreciation, provided by straight-line
       methods                                                        199,947
                                                                    ---------
       Depreciated cost                                               170,022

Other assets                                                            5,201
                                                                    ---------
       Total assets                                                $  389,148
                                                                   ==========

                      LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
    Accounts payable and accrued expenses                           $109,018
    Current maturities of long-term debt                              40,866
                                                                    --------
       Total current liabilities                                     149,884

Long-term debt, net of current maturities                            148,688
                                                                    --------
       Total liabilities                                             298,572

Commitments and contingencies (Note 3)

Shareholders' equity:
    Common stock, $0.01 par value per share;
       1,000,000 shares authorized; 500,000
       shares issued and outstanding                                  5,000
    Additional paid-in capital                                       48,957
    Retained earnings                                                36,619
                                                                   --------

    Total shareholder's equity                                       90,576
                                                                  ---------

       Total liabilities and shareholder's equity                 $ 389,148
                                                                  =========

The notes which follow all of the financial statements must be read for a more informed use, understanding and interpretation of this financial statement.

                        QuikLAB Multimedia Centers, Inc.

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                          Year Ended December 31, 1997

Sales                                                     $ 1,344,459

Cost of sales                                                 535,767
                                                          -----------

    Gross profit on sales                                     808,692
                                                          -----------

Expenses:
    Advertising                                               43,066
    General and administrative                               219,907
    Payroll and related costs                                317,677
    Rents                                                    115,776
                                                          ----------
       Total                                                 696,426
                                                          ----------

       Income from operations before other expense           112,266

Other expenses:
    Depreciation and amortization                             30,239
    Interest expense                                           8,179
    Officer's salary and expenses                            134,034
                                                         -----------

       Total                                                 172,452
                                                         -----------
Net loss                                                     (60,186)

Retained earnings, beginning of year                         105,688

    Distributions to shareholder                              (8,883)
                                                         -----------

Retained earnings, end of year                            $   36,619
                                                         ===========






The notes which follow all of the financial statements must be read for a more informed use, understanding and interpretation of this financial statement.

                        QuikLAB Multimedia Centers, Inc.

                             STATEMENT OF CASH FLOWS

                          Year Ended December 31, 1997

Operating activities:
   Cash inflow from customers                                                                    $         1,263,502
   Cash outflows:
     Vendors and suppliers                                                                                   534,710
     General and administrative                                                                              199,104
     Payroll and related costs                                                                               451,711
     Interest                                                                                                  8,179
                                                                                                 --------------------
     Total cash outflows                                                                                   1,193,704
                                                                                                 --------------------
     Net cash inflow from operating activities                                                                69,798
                                                                                                --------------------
Investing activities:
   Cash outflows:
   Distributions to shareholder                                                                                8,883
   Purchase of property and equipment                                                                         27,541
                                                                                                 --------------------
     Total cash outflows for investing activities                                                             36,424
                                                                                                 --------------------
Financing activity:
   Cash inflow from notes payable                                                                             15,000
                                                                                                 --------------------
Net cash inflow from all activities                                                                           48,374

Cash, beginning of the year                                                                                   11,508
                                                                                                 --------------------
Cash, end of the year                                                                            $            59,882
                                                                                                 ====================

Reconciliation of net loss to net cash inflow from operating activities

   Net loss                                                                                      $           (60,186)
                                                                                                 --------------------
   Add:
     Depreciation, not requiring cash                                                                         30,239
     Bad debt expense, not requiring cash                                                                     49,000
     Decrease in inventories                                                                                   8,021
     Decrease in other assets                                                                                  6,751
     Increase in accounts payable and other accrued expenses                                                 116,930
                                                                                                 --------------------
       Total                                                                                                 210,941
   Deduct:
     Increase in accounts receivable                                                                          80,957

   Net cash inflow from operating activities                                                    $             69,798
                                                                                                ====================


The notes which follow all of the financial statements must be read for a more informed use, understanding and interpretation of this financial statement.

                        QuikLAB Multimedia Centers, Inc.

                          NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business Activity. The Company, which was founded in 1991, specializes in a "one-stop shopping" concept for hundreds of multimedia services and products at its one South Florida location. These services and products include animation, authoring, interactive multimedia programs, audio, video and CD (compact disks) duplication, digital audio and video encoding, scanning, video and CD ROM production, interactive kiosk design and production, and custom designed audio/video/CD ROM packages.

     Income Taxes. The Company will file a consolidated corporate tax return for the year ending December 31, 1997 as an "S" corporation with its parent, Telephonetics International, Inc. Under Sub-Chapter "S" of the Internal Revenue Code, income tax benefits are attributable to the individual shareholder.

     Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

                        QuikLAB Multimedia Centers, Inc.

                          NOTES TO FINANCIAL STATEMENTS

2.       LONG-TERM DEBT

         Long-term debt at December 31, 1997, consist of the following:

         Due to Telephonetics International, Inc. (shareholder); subsequent to December 31, 1997, the Company entered into a subordinated debt agreement which settled all existing indebtedness between the two companies; the maturity date is October 13, 2000;
          interest begins accruing on May 13, 1999 at prime plus one
          percent and is due at maturity                            $  110,000

        Note payable, bank credit line; interest variable (10% at
          December 31, 1997); collateralized by accounts receivable, inventory and property and equipment guaranteed by shareholder; subsequent to December 31, 1997, $20,000 was
          paid off and line was extended to September 5, 2001 with
          monthly principal and interest payments of $956 commencing
          October 5, 1998                                              50,000

       Note payable; interest at 8%, payable in monthly installments
          of $1,500; matures August, 1999                              26,554

       Demand note payable to a related party; interest at 12%;
        unsecured                                                       3,000
                                                                    ----------

         Total                                                     $  189,554
                                                                   ===========

The aggregate maturities of debt for the years ended December 31 are as follows:

                Year                                            Amount
                                                         ---------------------
                1998                                     $             40,866
                1999                                                   20,248
                2000                                                  120,227
                2001                                                    8,213
                                                         --------------------
                                                        $             189,554
                                                        =====================

                        QuikLAB Multimedia Centers, Inc.

                          NOTES TO FINANCIAL STATEMENTS

3.   COMMITMENTS AND CONTINGENCIES

     Leases. The Company has entered into several long-term leases for offices, its retail location and an equipment lease with monthly payments ranging from $617 to $6,848. These leases are classified as operating leases.

     The future minimum rental payments required under long-term non-cancelable leases during the years ended December 31, are summarized as follows:

              1998                                       $             93,249
              1999                                                     87,786
              2000                                                     89,032
              2001                                                     93,460
              2002                                                     95,690
              Thereafter                                              308,218
                                                         --------------------
                                                         $            767,435
                                                         ====================

     The Company also leases video production equipment on a month-to-month basis.

     Total rental expense for the year ended December 31, 1997 was $115,776.

4.   PLAN OF MERGER AND SUBSEQUENT EVENTS

     During 1997, the Company entered into a stock exchange agreement with Telephonetics International, Inc. ("Telephonetics"), a Florida corporation. The terms of the agreement called for Telephonetics to acquire all of the Company's authorized shares. On May 12, 1998, the Company entered into an agreement with Telephonetics which terminated the stock exchange agreement. The Company's previous shareholder reacquired all of the Company's authorized shares. In addition, the Company entered into a subordinated debenture agreement with Telephonetics in the amount of $110,000 representing all of the advances made by Telephonetics to the Company.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
QuikLAB Multimedia Centers, Inc.
F/K/A Video QuikLAB of South Florida, Inc.

We have audited the accompanying balance sheets of QuikLAB Multimedia Centers, Inc. F/K/A Video QuikLAB of South Florida, Inc. (a Florida corporation and a Subchapter S corporation) as of December 31, 1996 and 1995, and the related statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QuikLAB Multimedia Centers, Inc. F/K/A Video QuikLAB of South Florida, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/  M. A. Cabrera & Company, P.A.


Plantation, Florida
March 6, 1997

                        QuikLAB Multimedia Centers, Inc.
                   F/K/A Video Quiklab of South Florida, Inc.

                                 BALANCE SHEETS

                           December 31, 1996 and 1995

                                     ASSETS

                                                                                        1996               1995
                                                                                 --------------------------------------
Current Assets:
    Cash                                                                         $           11,508        $    51,384
    Accounts receivable                                                                      93,315             49,260
    Inventories                                                                              36,792             14,400
                                                                                 --------------------------------------
       Total current assets                                                                 141,615            115,044

Property and Equipment, Net                                                                 172,720            111,092

Other Assets                                                                                 11,952             14,325
                                                                                 --------------------------------------
       Total assets                                                              $          326,287       $    241,461
                                                                                 ======================================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Notes payable                                                                $           39,500       $      3,000
    Accounts payable                                                                         71,142             43,499
    Accrued expenses                                                                         56,000                  -
                                                                                 --------------------------------------
       Total current liabilities                                                            166,642             46,499

Commitments and Contingencies

Stockholders' Equity:
    Common stock, $0.01 par value per share
    1,000,000 shares authorized, 500,000 shares issued and
       outstanding                                                                            5,000              5,000
Additional paid-in capital                                                                   48,957             28,663
Retained earnings                                                                           105,688            161,299
                                                                                 --------------------------------------

    Total stockholder's equity                                                              159,645            194,962
                                                                                 --------------------------------------
       Total liabilities and stockholder's equity                                $          326,287       $   241,461
                                                                                 =====================================



See Independent Auditors' Report.
The accompanying Notes to Financial Statements are an integral part of these statements.

                        QuikLAB Multimedia Centers, Inc.
                   F/K/A Video Quiklab of South Florida, Inc.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                 For the years ended December 31, 1996 and 1995




                                                                                        1996               1995
                                                                                 --------------------------------------
Sales                                                                            $        1,232,343 $        1,109,284
Cost of Sales                                                                               465,359            434,950
                                                                                 ------------------ ------------------
    Gross Profit on Sales                                                                   766,984            674,334

Expenses:
    Payroll and related costs                                                               291,748            215,673
    Rents                                                                                    82,420             59,159
    Advertising                                                                              43,797             52,528
    General and administrative                                                              149,477            116,719
                                                                                 --------------------------------------
       Total expenses                                                                       567,442            444,079
                                                                                 --------------------------------------

       Income from operations before officer's salary, depreciation
          and other income (expense)                                                        199,542            230,255

Officer's Salary, Depreciation, Other Income (Expense):
    Officer's salary and expenses                                                          (119,592)          (109,656)
    Depreciation and amortization                                                           (44,147)           (39,086)
    Provision for sales tax assessment and related costs                                    (61,000)                 -
    Costs of merger                                                                         (25,815)                 -
    Interest expense                                                                         (2,236)                 -
    Franchise fees                                                                                -              2,109
                                                                                 --------------------------------------
       Total officer's salary, depreciation, other income (expense)                        (252,790)          (146,633)
                                                                                 --------------------------------------

       Net Earnings (Loss)                                                                  (53,248)            83,622

Retained Earnings, beginning                                                                161,299            111,590

    Distributions to stockholder                                                             (2,363)           (33,913)
                                                                                 --------------------------------------

Retained Earnings, ending                                                         $         105,688       $    161,299
                                                                                 ======================================




See Independent Auditors' Report.
The accompanying Notes to Financial Statements are an integral part of these statements.

17666.2

                        QuikLAB Multimedia Centers, Inc.
                   F/K/A Video Quiklab of South Florida, Inc.

                            STATEMENTS OF CASH FLOWS

                 For the years ended December 31, 1996 and 1995


                                                                                         1996              1995
                                                                                   ------------------------------------
Cash Flows from Operating Activities:
   Net income (loss)                                                               $         (53,248)     $     83,622
   Adjustments to Reconcile Net Income (Loss) to Net
     Cash Provided by Operating Activities:
     Depreciation and amortization                                                            44,147            39,086
   (Increase) Decrease in:
     Accounts receivable                                                                     (44,055)          (33,460)
     Inventories                                                                             (22,392)           (9,800)
     Other assets                                                                              4,849            21,181
   Increase (Decrease) in:
     Accounts payable                                                                         12,643            29,551
     Accrued expenses                                                                         56,000           (24,116)
                                                                                   ------------------------------------
     Net Cash Provided (Used) by Operating Activities                                        (2,056)           106,064
                                                                                   ------------------------------------

Cash Flows from Investing Activities:
   Purchase of property and equipment                                                        (71,957)          (35,797)
                                                                                   ------------------------------------

     Net Cash (Used) by Investing Activities                                                 (71,957)          (35,797)
                                                                                   ------------------------------------

Cash Flows from Financing Activities:
   Proceeds from notes payable                                                                38,000                 -
   Payments on note payable                                                                   (1,500)           (7,000)
   Distributions to shareholder                                                               (2,363)          (33,913)
                                                                                   ------------------------------------

     Net Cash Provided (Used) by Financing Activities                                         34,137           (40,913)
                                                                                   ------------------------------------

       Net Increase (Decrease)                                                               (39,876)           29,354

Cash at the Beginning of the Year                                                             51,384            22,030
                                                                                   ------------------------------------
Cash at the End of the Year                                                        $          11,508     $      51,384
                                                                                   ====================================

Supplemental Disclosures:
   Cash paid during the year for:
     Interest                                                                      $           2,236     $           -
                                                                                   ====================================

   Non-cash investing and financing activities:
     Acquisition of Videotape Supply Company, Inc.
     Equipment                                                                     $          33,818 $               -
     Other assets                                                                              1,476                 -
     Liabilities assumed                                                                     (15,000)                -
     Contribution of stockholder's interest as capital                                       (20,294)                -
                                                                                   ------------------------------------

       Cash paid to acquire Videotape Supply Company, Inc.                         $               - $               -
                                                                                   ====================================


See Independent Auditors' Report.
The accompanying Notes to Financial Statements are an integral part of these statements.

                        QuikLAB Multimedia Centers, Inc.
                   F/K/A Video Quiklab South Florida, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of QuikLAB Multimedia Centers, Inc. F/K/A Video Quiklab of South Florida, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the accompanying financial statements.

          Business Activity

          The Company specializes in a "one-stop shopping" concept for hundreds of multimedia services and products. These services and products include animation, authoring, interactive multimedia programs, audio, video and CD (compact disks) duplication, digital audio and video encoding, scanning, video and CD ROM production, interactive kiosk design and production, and custom designed audio/video/CD ROM packages.

          Organization and Formulation

          The Company was incorporated in 1991. The Stockholder contributed assets consisting of cash, accounts receivable, inventory, deposits, video equipment in the amount of $46,346 less liabilities assumed of $12,683 for a net contribution of $33,663. Of this contribution, $5,000 was for the issuance of 500,000 shares of stock at par value and $28,663 placed as additional paid in capital.

          Cash and Cash Equivalents

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and/or cash equivalents.

          Inventories

          Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventories at December 31, 1996 and 1995, consist of:

                                                         1996           1995
                                                         ----           ----
          Video Tape                                    $33,646        $13,228
          Packaging Materials                             3,146          1,172
                                                      ---------      ---------
                                                        $36,792        $14,400
                                                       ========      =========

                        QuikLAB Multimedia Centers, Inc.
                   F/K/A Video Quiklab of South Florida, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Property and Equipment

          Property and equipment are carried at cost. The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The costs of leasehold improvements are depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Depreciation is computed on the straight-line method for financial reporting purposes and on the accelerated cost recovery system method for income tax purposes.

          Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

          Organizational costs are amortized over five years.

          Income Taxes

          The Company, with the consent of all of its shareholders, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not provide for or pay Federal and certain State corporate income taxes on its taxable income. Instead, the stockholders are liable for individual Federal and State income taxes, if any, on their share of the Company's taxable income. Also, see Note G.

          Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Bad Debts

          Bad debts are accounted for using the direct write-off method. Expense is recognized only when a specific account is determined to be uncollectible. The effects of using this method approximate those of the allowance method.

          Reclassifications

          Certain reclassifications have been made to 1995 amounts to conform to the 1996 presentation.

                        QuikLAB Multimedia Centers, Inc.
                   F/K/A Video Quiklab of South Florida, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995

NOTE B - PROPERTY AND EQUIPMENT

The components of property and equipment at December 31, 1996 and 1995 are as follows:

                                                      1996             1995
                                                      ----             ----
Equipment                                           $280,096         $193,946
Leasehold improvements                                45,759           29,017
Furniture and fixtures                                16,573           13,246
                                                  ----------       ----------
                                                     342,428          236,209
Accumulated depreciation                             169,708          125,117
                                                   ---------        ---------
                                                    $172,720         $111,092
                                                   =========        =========
NOTE C - OTHER ASSETS

The components of other assets at December 31, 1996 and 1995 are as follows:

                                                     1996            1995
                                                     ----            ----
Deposits                                          $ 10,964        $ 10,975
Capitalized costs                                        -           4,350
Prepaid rent                                           988         -
                                                 ---------       ---------
                                                  $ 11,952        $ 15,325
                                                  ========        ========

NOTE D - NOTES PAYABLE

At December 31, 1996 and 1995, notes payable are as follows:

                                                       1996            1995
                                                       ----            ----
Note Payable, related party, due in monthly
   installments of $1,000, principal plus
   interest at 10%, due April 1995, unsecured        $  3,000       $   3,000
Note Payable - officer, due in monthly
   installments of $530, including principal
   and interest at 11%, due March 1, 1997, unsecured    1,500               -
Note Payable - bank line-of-credit (maximum)
   borrowings of $50,000), interest only payable
   monthly at prime rate plus 1.5%, principal payments
   on demand, collateralized by accounts receivable,
   inventory furniture and personal guarantee of the
   stockholder                                         35,000              -
                                                    ---------       --------
                                                     $ 39,500       $  3,000
                                                     ========       ========

                        QuikLAB Multimedia Centers, Inc.
                   F/K/A Video Quiklab of South Florida, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995

NOTE D - NOTES PAYABLE (CONTINUED)

Principal payments on note payable are as follows:

Years ending

December 31,                                                       Amount
------------                                                       ------
1997                                                             $ 39,500
                                                                 ========

NOTE E - RELATED PARTIES

          Videotape Supply Company, Inc.

          The Company invested $25,530 in 1994 and an additional $2,000 in 1995 for a 42.5% interest in Videotape Supply Company, Inc. During 1995, management elected to distribute this investment to the stockholder of the Company as a Subchapter S distribution. The carrying value for this investment and distribution has been at cost. The effects of using this method approximate those of the equity method.

          During 1995, Videotape Supply Company, Inc. was a major vendor to the Company for blank tape inventory. Total purchases during 1995 were $194,045.

          In February of 1996, the company assumed operations of the Videotape Supply Company, Inc. and acquired the assets of the Company by contributing the Stockholder's basis in the amount of $20,294 as additional paid in capital and by assuming debt of no greater than $15,000. The purchase was broken down as equipment of $33,818, prepaid rent of $988 and security deposit of $488 assumption of liability equaling $15,000 and contributed capital of $20,294, totaling $35,294.

          Notes Payable

          During 1994, the father-in-law of the stockholder loaned monies to the Company. The loan was established with specific terms and collateral. (See Note D.) Since the signing of this note, the father-in-law has passed away and his estate is in control of the note. A moratorium of payments have been placed on this note until the estate is settled.

          The Stockholder has personally guaranteed the debt of the Company, including the note to related party as well as the subsequent line of credit to a bank after the balance sheet date.

                        QuikLAB Multimedia Centers, Inc.
                   F/K/A Video Quiklab of South Florida, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995

NOTE F - COMMITMENTS AND CONTINGENCIES

          Leases

          The Company has entered into several long-term leases for offices, its retail location and various equipment leases with monthly payments ranging from $488 to $5,764. These leases are classified as operating leases.

          The future minimum rental payments required under long-term non-cancelable leases during the years ended December 31, are summarized as follows:

              1997                                  $         85,520
              1998                                            83,568
              1999                                            83,568
              2000                                            69,168
              2001 and thereafter                            207,504
                                                           ---------
                                                    $        529,328
                                                    ================

          The Company also leases video production equipment on a month to month basis.

          Total rental expense for the years ended December 31, 1996 and 1995 amount to $82,420 and $59,159 respectively.

          Sales Tax Assessment

          During 1995, the Company became subject to a routine audit for sales, use and intangible taxes for the five year period of January 1, 1991 through April 30, 1995, by the Department of Revenue of the State of Florida. Subsequent to the balance sheet date, the examination was finalized on February 21, 1997. The Company and the Department of Revenue agreed upon an assessment approximating $56,000. This assessment is payable with an initial payment of $20,000 and monthly payments of $1,500 plus interest at 8% for a term of twenty four months.

          Management has booked a provision of $56,000 and believes that this provision will adequately cover this examination.

                        QuikLAB Multimedia Centers, Inc.
                   F/K/A Video Quiklab of South Florida, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995

NOTE G - PLAN OF MERGER AND SUBSEQUENT EVENTS

During 1996, the Company entered into a failed agreement and plan of merger with Digimedia, USA, Inc. f/k/a International Training and Education Corporation. Digimedia is a five year old public company that develops interactive multimedia training and education programs for criminal justice and public safety environments. This plan called for each share of the company (QuikLAB) to be converted into the right to 79 and 3/4 shares of newly issued common stock of Digimedia. It was the expressed intent of the parties that existing QuikLAB shareholders own 85% of the outstanding common stock of Digimedia.

This plan of merger did not take place and the Stockholder of the Company (QuikLAB) brought litigation against Digimedia for compensation of loss. This suit was settled by the parties and the stockholder was awarded shares in Digimedia as compensation for the losses incurred.

Subsequent to the balance sheet date, the Company has entered into an agreement and plan of merger with QuikLAB Multimedia Centers, Inc., a Nevada corporation which is a newly formed subsidiary of Digimedia, U.S.A., Inc. The terms of the merger call for each share of the company (QuikLAB) to be converted into the right to receive 27 and 3/4 shares of the common stock of QuikLAB - Nevada. It is the expressed intent of the parties that existing QuikLAB - Florida shareholders shall own immediately after closing 87.5% of the common stock of QuikLAB - Nevada. It is the intention of both companies' management that QuikLAB
- Nevada will be spun off from Digimedia and file with the Security Exchange Commission to be a public company. When this plan of merger is finalized, the Company (QuikLAB - Florida) will cease to exist.

Introduction to Pro Forma Combined Financial Information of QuikBIZ Internet Group, Inc.

The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations of financial position that actually would have been realized had QuikBIZ Internet Group, Inc. (QuikBIZ) and QuikBIZ Media Centers, Inc. (formerly, QuikBIZ Multimedia Centers, Inc.) (QuikBIZ Media) been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of QuikBIZ, included in its filings with the Securities and Exchange Commission, and QuikBIZ Media, included elsewhere in this filing.

The following unaudited pro forma combined condensed financial statements give effect to the acquisition of QuikBIZ Media using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical audited and unaudited consolidated financial statements and related notes of QuikBIZ and QuikBIZ Media. The pro forma adjustments are preliminary and are based on management's estimates of the value of tangible and intangible assets acquired.

The actual adjustments may differ materially from those presented in these pro forma financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price affecting the value assigned to the long-term tangible and intangible assets or, in some circumstances, result in a charge to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted.

The unaudited pro forma combined condensed balance sheet assumes that the acquisition took place on June 30, 1998, and combines QuikBIZ's unaudited June 30, 1998 consolidated balance sheet with QuikBIZ Media's unaudited June 30, 1998 balance sheet. The pro forma combined condensed statements of operations assume all of the acquisition completed through the date of this report took place January 1, 1997 and combines QuikBIZ's audited consolidated statement of operations for the year ended December 31, 1997 and unaudited consolidated statement of operations for the six months ended June 30, 1998 with QuikBIZ Media's audited statement of operations for the year ended December 31, 1997 and unaudited statement of operations for the six months ended June 30, 1998, respectively.

QuikBIZ Internet Group, Inc. and Subsidiaries
Pro Forma Balance Sheet

as of June 30,1998


                                                      QuikBIZ              QuikBIZ            Pro Forma
                                                   Historical      -     Media (a)      -   Adjustments           Pro Forma
                                                -------------------- -------------------- ------------------      ----------
Assets
Current assets
   Cash                                         $            52,570  $            76,312                  -       $       128,882
   Accounts receivable                                      198,017              113,723                  -               311,740
   Other                                                     32,560               20,202                  -                52,762
                                                          ------------------------------------------------------------------------
        Total current assets                                283,147              210,237                  -               493,384

Property and Equipment
   Furniture and equipment                                   45,848              319,063           (253,400)  (2)         111,511
   Leasehold improvements                                         -               50,906            (50,906)  (2)               -
                                                          -----------------------------------------------------------------------
                                                             45,848              369,969           (304,306)              111,511
   Less accumulated depreciation                            (14,259)            (216,956)           216,956   (2)        (14,259)
                                                          -----------------------------------------------------------------------
        Depreciated cost                                     31,589              153,013            (87,350)              97,252

Intangible assets                                           835,515                    -                  -              835,515
Other assets                                                      -                    -                  -                    -
                                                          -----------------------------------------------------------------------

         Total assets                                     1,150,251              363,250            (87,350)           1,426,151
                                                          =======================================================================


Liabilities and Shareholders' Equity

Current liabilities
   Accounts payable and accrued expenses                   448,239               93,900                  -               542,139
   Current maturities of long-term debt                          -               30,000                  -                30,000
                                                          -----------------------------------------------------------------------
        Total current liabilities                          448,239              123,900                  -               572,139

Long-term debt                                             414,713              110,000                  -               524,713
                                                          ----------------------------------------------------------------------

        Total liabilities                                  862,952              233,900                  -             1,096,852

Shareholders' equity
Preferred stock                                             10,208                    -                  -                10,208
Common stock                                                22,640                5,000             (5,000)  (2)          22,640
Additional paid-in-capital                               2,171,342               48,957             (6,957)  (2)       2,213,342
Accumulated deficit                                     (1,799,331)              75,393            (75,393)  (2)      (1,799,331)
Unearned compensation on restricted stock                 (117,560)                   -                  -              (117,560)
                                                          -----------------------------------------------------------------------
Total shareholders' equity                                 287,299              129,350            (87,350)              329,299
                                                          -----------------------------------------------------------------------
Total liabilities and shareholders' equity               1,150,251              363,250            (87,350)            1,426,151
                                                          ----------------------------------------------------------------------


(a)   Balance sheet presented as of June 30,1998.

QuikBIZ Internet Group, Inc and Subsidiaries
Pro Forma Condensed Combined Statements of Operations

For the year ended December 31, 1997

                                                                QuikBIZ              QuikBIZ            Pro Forma
                                                              Historical            Media (b)          Adjustments   Pro Forma
                                                          -------------------- -------------------- -------------   -------------
Revenue
   Advertising                                            $      140,355                   -                   -    $   140,355
   Multimedia services and products                                    -           1,344,459                   -      1,344,459
                                                          -----------------------------------------------------------------------
   Total revenue                                                 140,355           1,344,459                   -       1,484,814

Operating expenses
   Direct costs                                                  126,703             535,767                   -        662,470
   Selling, general and administrative                           127,635             830,460                   -        958,095
Depreciation and amortization                                     74,687              30,239             (17,470)  (1)   87,456
                                                          ---------------------------------------------------------------------
   Total operating expenses                                      329,025           1,396,466             (17,450)     1,708,021
                                                          ---------------------------------------------------------------------
   Income (Loss) from operations                                (188,670)            (52,007)             17,470       (223,207)
Interest expense                                                   1,608               8,179                   -          9,787
                                                          ---------------------------------------------------------------------

Net income (loss)                                        $      (190,278)        $  (60,186)         $    17,470     $ (232,994)
                                                         ======================================================================

Weighted average number of common
   shares outstanding                                          6,841,017                                              6,841,017

Basic (loss) per common share                             $       (0.028)                                           $    (0.028)


(b) The Pro Forma Combined Statement of Operations for the twelve months ended December 31, 1997 includes the results of operations for QuikBIZ Media for the twelve months ended December 31, 1997.

QuikBIZ Internet Group, Inc and Subsidiaries
Pro Forma Condensed Combined Statements of Operations
For the six months ended June 30, 1998


                                                      QuikBIZ             QuikBIZ            Pro Forma
                                                   Historical           Media (c)          Adjustments               Pro Forma
                                                --------------------------------------------------------------------------------
Revenue
   Advertising                                  $           708,136            -                  -         $         708,136
   Multimedia services and products                               -      809,440                  -                   809,440
                                                ------------------------------------------------------------------------------
   Total revenue                                            708,136      809,440                  -                 1,517,576

Operating expenses
   Direct costs                                             430,871      258,300                  -                   689,171
   Selling, general and administrative                      387,165      488,626                  -                   875,791
Depreciation and amortization                                74,662       17,009             (8,735)  (1)              82,936
                                                ------------------------------------------------------------------------------
   Total operating expenses                                 892,698      763,935             (8,735)                1,647,898
                                                -----------------------------------------------------------------------------
   Income (Loss) from operations                           (184,562)      45,505              8,735                  (130,322)
Interest expense                                              5,411        3,094                  -         $           8,505
                                                ------------------------------------------------------------------------------
Net income (loss)                               $          (189,973)  $   42,411        $     8,735                  (138,827)
                                                ==============================================================================

Weighted average number of common
   shares outstanding                                    12,820,561                                                12,820,561

Basic (loss) per common share                   $            (0.015)                                           $       (0.011)


(c) The Pro Forma Combined Statement of Operations for the six months ended June 30, 1998 includes the results of operations for QuikBIZ Media for the six months ended June 30, 1998.

                  QuikBIZ Internet Group, Inc. and Subsidiaries

           Notes to Pro Forma Condensed Combined Financial Information


The following adjustments were applied to QuikBIZ's Consolidated Financial Statements and the financial data of the company acquired by QuikBIZ since January 1, 1997 to arrive at the unaudited Pro Forma Combined Financial Information.

(1) The acquisition of QuikBIZ Media was accounted for by the purchase method of accounting. Under purchase accounting the total purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed of QuikBIZ Media based upon their respective fair values as of closing date of the acquisition. The following presents the effects of the purchase adjustments:

                                    Six Months
                                       Ended                    Year Ended
                                   June 30, 1998            December 31, 1997
                                   -------------            -----------------
Depreciation                          $8,735                    $17,470


     The adjustment for estimated pro forma depreciation is based on the estimated useful lives of five years.

(2) To reflect the purchase consideration consisting of the issuance of options to purchase 200,000 shares of common stock at par value, exercisable over a period of two years, valued at $42,000, the elimination of acquired company's net equity and the reduction of the fair value of the property and equipment received in the acquisition.

(3) There is no provision for income taxes included in the historical statements of operations of QuikBIZ Media, as QuikBIZ Media was a Subchapter S corporation. Consequently, income taxes were the responsibility of the individual shareholders. No pro forma adjustment for income taxes is required because there is a consolidated pro forma net loss.